UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 15, 2019

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2019, Douglas Pagán resigned as Chief Financial Officer of Paratek Pharmaceuticals, Inc. (the “Company”), effective April 5, 2019, to join an early-stage biopharmaceutical company. There were no disagreements between Mr. Pagán and the Company on any matter relating to the Company’s operations, policies or practices that resulted in his resignation. The Company has initiated a search to identify and recruit a new candidate for the role of Chief Financial Officer.

On March 15, 2019, the Company and Mr. Pagán entered into a consulting agreement to assist the Company in the orderly transition of his Chief Financial Officer responsibilities (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Pagán will be available to answer questions and otherwise assist in the transition of his responsibilities in a manner that does not interfere with his responsibilities to his new employer.  In connection with the execution of the Consulting Agreement, Mr. Pagán was granted 30,000 Restricted Stock Units, which will vest on December 23, 2019, subject to material compliance with the Consulting Agreement and his executing a customary release.

Effective upon Mr. Pagán’s resignation, Sarah Higgins, 43, the Company’s Vice President and Controller, will serve as the Company’s Principal Financial Officer and Principal Accounting Officer on an interim basis.  Ms. Higgins joined the Company in March 2015 as Controller and was promoted to Vice President in July 2017. Prior to joining the Company, she spent nine years at Millennium Pharmaceuticals, Inc., now the oncology business of Takeda Pharmaceutical Company Limited, in financial roles of increasing responsibility and scope from March 2006 to December 2014. Ms. Higgins is a Certified Public Accountant and received a Bachelor of Science degree in Accounting from Fairfield University.

A copy of the Consulting Agreement and press release announcing Mr. Pagán’s resignation is filed herewith as Exhibits 10.1 and 99.1, respectively, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement dated March 15, 2019 between the Company and Douglas Pagán.
99.1	Press Release dated March 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ William M. Haskel
		Name:	William M. Haskel
		Title:	Senior Vice President, General Counsel and Corporate Secretary